Exhibit 99.3

CONSENT OF CITIGROUP GLOBAL MARKETS INC.

We hereby consent to the use of our name and to the inclusion of our opinion letter, dated April 12, 2005, as Annex B to, and the references thereto under the captions “Questions and Answers About the Merger”, “CHC Proposal 1 and Analysts Proposal 1—Background of the Merger” and “CHC Proposal 1 and Analysts Proposal 1—Opinion of CHC’s Financial Advisor” in, the Joint Proxy Statement/Prospectus that is part of Amendment No. 2 to the Registration Statement on Form S-4 of Computer Horizons Corp. By giving such consent we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “expert” as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

CITIGROUP GLOBAL MARKETS INC.

By	/s/ CITIGROUP GLOBAL MARKETS INC.

CITIGROUP GLOBAL MARKETS INC.

.

New York, New York

July 26, 2005